UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 24, 2012

Date of report (Date of earliest event reported)

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN		55402
(Address of Principal Executive Offices)		(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 24, 2012, SPS Commerce, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders. At the 2012 Annual Meeting, the Company’s stockholders voted on the following matters:

Election of Directors

The following nominees were re-elected to serve as directors for a term that will last until the Company’s 2013 Annual Meeting of Stockholders or until his successor is duly elected and qualified. The number of votes cast for and withheld from each nominee and the number of broker non-votes with respect to each nominee were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Archie C. Black	10,860,691	62,981	760,837
George H. Spencer, III	10,483,054	440,618	760,837

Ratification of the Selection of Grant Thornton LLP as the Company’s Independent Auditor for 2012

The Company’s stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 by voting as follows:

For	Against	Abstain	Broker Non-Votes
11,678,339	3,240	2,930	0

Approval of the Amendment and Restatement of the Certificate of Incorporation to Declassify the Board of Directors

The Company’s stockholders approved the amendment and restatement of the certificate of incorporation to declassify the board of directors by voting as follows:

For	Against	Abstain	Broker Non-Votes
10,863,279	59,883	510	760,837

Approval of the Employee Stock Purchase Plan

The Company’s stockholders approved the Employee Stock Purchase Plan by voting as follows:

For	Against	Abstain	Broker Non-Votes
10,864,165	59,277	230	760,837

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: May 25, 2012	By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer